UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

 Academy Sports and Outdoors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 646-5200

 Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On September 14, 2021, Academy Sports and Outdoors, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Allstar LLC, Allstar Co-Invest Blocker L.P. and KKR 2006 Allstar Blocker L.P. (collectively, the “Selling Stockholders”), and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten offering (the “Secondary Offering”) of 18,645,602 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-259477), filed on September 13, 2021. The Secondary Offering was completed on September 17, 2021. Pursuant to the Underwriting Agreement, the Underwriters purchased the shares from the Selling Stockholders at a price of $43.519375 per share. The Secondary Offering also included the Company’s repurchase of 4,500,000 shares out of the 18,645,602 shares of Common Stock subject to the Secondary Offering from the Underwriters at a price per share of $43.519375, which is equal to the price at which the Underwriters purchased the shares from the Selling Stockholders in the Secondary Offering, for an aggregate purchase price of approximately $200 million, which was pursuant to the Company’s recently announced $500 million share repurchase program. The closing of the share repurchase occurred substantially concurrently with closing of the Secondary Offering, and the shares of the Company’s Common Stock that were repurchased by the Company were retired. The Company did not receive any proceeds from the Secondary Offering.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated September 14, 2021, by and among Academy Sports and Outdoors, Inc., the selling stockholders named therein and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Academy Sports and Outdoors, Inc.

Date: September 17, 2021

	By:	/s/ Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary